Exhibit 10.46

AMENDMENT NO. 7

THIS AMENDMENT NO. 7 (this “Amendment”) is made as of the 2nd day of March 2023, and amends and is supplemental to that certain second amended and restated guaranty dated as of September 29, 2022 (as amended, supplemented or otherwise modified from time to time, the “Parent Guaranty”), and is by and among, inter alios, (i) SEACOR Marine Holdings Inc., a corporation incorporated under the laws of the State of Delaware (the “Parent Guarantor”), as parent guarantor, (ii) DNB BANK ASA, New York Branch (“DNB Bank”), as facility agent for the Creditors (in such capacity, the “Facility Agent”), as security trustee for the Creditors (in such capacity, the “Security Trustee”) and (iii) the Majority Lenders party hereto (the “Consenting Lenders”). Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, SEACOR Marine Foreign Holdings Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Borrower”) is party to that certain credit agreement dated as of September 26, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Parent Guarantor has guaranteed the obligations under the Credit Agreement in the Parent Guaranty;

WHEREAS, the Parent Guarantor and the Consenting Lenders party hereto have agreed to execute and deliver this Amendment in order to make certain amendments to the Parent Guaranty as set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of the Parent Guaranty. The parties hereto agree that Section 4(a)(xvi)(1) of the Parent Guaranty shall be amended by replacing the phrase “December 31, 2022” with “June 30, 2023”.

2.
Conditions to the Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Effective Date”) on which the following conditions shall have been met:
(a)
This Amendment. Each of the parties (including the Lenders constituting the Majority Lenders) hereto shall have duly executed and delivered this Amendment;
(b)
Corporate Authority. The Facility Agent shall have received sufficient evidence that all necessary action, approvals or consents relating to the Borrower and the Parent Guarantor in connection with the execution of this Amendment have been obtained;
(c)
Amendment Fee. The Facility Agent shall have received payment in full of the amendment fee due to the Consenting Lenders described in the fee letter entered into as of the date hereof between, among others, the Borrower and the Facility Agent.
3.
Expenses. The Borrowers hereby agree to pay to the Facility Agent, the Security Trustee and the Lenders all reasonable expenses related to this Amendment in accordance with Section 13.2 of the Credit Agreement, including any expenses of preparation, negotiation, execution and administration of this Amendment and the transactions contemplated hereby and the reasonable fees and disbursements of the Facility Agent, the Security Trustee and the Lenders’ counsel in connection herewith.

4.
Representations and Warranties. Each of the Borrower and the Parent Guarantor represents and warrants to the Facility Agent as of the Effective Date that:
(a)
all acts, filings, conditions and things required to be done and performed and to have happened (including, without limitation, the obtaining of all necessary corporate or shareholder approvals and all governmental approvals, including those of any monetary or exchange control authority) precedent to the entering into of this Amendment to constitute this Amendment and the other Transaction Documents required to be entered into under the Amendment the duly authorized, legal, valid and binding obligation of the Borrower and the Parent Guarantor, enforceable in accordance with its terms, have been done, performed and have happened in due and strict compliance with all applicable laws;
(b)
immediately after giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects, except for (A) representations and warranties which expressly relate to an earlier date, in which case such representations and warranties shall be true and correct, in all material respects, as of such earlier date, or (B) representations and warranties which are already qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects as qualified by such materiality or Material Adverse Effect, and no Event of Default shall have occurred and be continuing.
5.
No Defaults. Each of the Borrower and the Parent Guarantor hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default and that as of the Effective Date there exists no Event of Default or any condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.
6.
Covenants. Each of the Borrower and the Parent Guarantor hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Credit Agreement and the other Transaction Documents to which it is a party, and covenants and undertakes to continue to duly perform and observe such covenants and undertakings so long as the Credit Agreement, as amended hereby, shall remain in effect.
7.
No Other Amendment. All other terms and conditions of the Credit Agreement and each of the other Transaction Documents shall remain in full force and effect and the Credit Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.
8.
Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
9.
Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
10.
Effect of Amendment. All references in any Transaction Document to the Parent Guaranty on and after the Effective Date shall be deemed to refer to the Parent Guaranty as amended hereby, and the parties hereto agree that, except as amended by this Amendment, all of the terms and provisions of the Parent Guaranty and the Credit Agreement shall remain in full force and effect. This Amendment is a Transaction Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

SEACOR MARINE HOLDINGS INC., as Parent Guarantor

By:	/s/ Jesús Llorca
Name:	Jesús Llorca
Title:	Executive Vice President and Chief Financial Officer

SEACOR MARINE FOREIGN HOLDINGS INC., as Borrower

By:	/s/ Jesús Llorca
Name:	Jesús Llorca
Title:	Executive Vice President

DNB BANK ASA, NEW YORK BRANCH as Facility Agent and Security Trustee

By:	/s/ Daniel Vicino
Name:	Daniel Vicino
Title:	Assistant Vice President

By:	/s/ Samantha Stone
Name:	Samantha Stone
Title:	Vice President

DNB CAPITAL LLC, as Lender

By:	/s/ Andreas K. Hundven
Name:	Andreas K. Hundven
Title:	Vice President

By:	/s/ Andrew J. Shohet
Name:	Andrew J. Shohet
Title:	Senior Vice President

CLIFFORD CAPITAL PTE. LTD.
as Lender

By:	/s/ Wong Shyr Kong (Huang Shigang)
Name:	Wong Shyr Kong (Huang Shigang)
Title:	Co-Head, Risk

DEUTSCHE BANK AG,
as Lender

By:	/s/ Simon Glennie
Name:	Simon Glennie
Title:	Managing Director

By:	/s/ James Kyle
Name:	James Kyle
Title:	Managing Director

HANCOCK WHITNEY BANK,
as Lender

By:	/s/ Tommy D. Pitre
Name:	Tommy D. Pitre
Title:	Senior Vice President